UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2011, Chaparral Energy, Inc. (the “Company”) issued a press release announcing, among other things, that K. Earl Reynolds had joined the Company as its Chief Operating Officer effective February 1, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Reynolds, age 50, joins the Company with 27 years oil and gas production experience, most recently serving as Senior Vice President – Strategic Development for Devon Energy (NYSE: DVN) where he was responsible for strategic and tactical planning and budgeting, coordination and management of asset acquisitions and divestitures, and oversight of the company’s assessment of oil and gas reserves. In addition to his time with Devon, Mr. Reynolds held key leadership roles in domestic and international operations with Ocean Energy, Burlington Resources, and Mobil Oil.

Mr. Reynolds is a graduate of the University of Houston with a Master of Science degree in Petroleum Engineering and holds a Bachelor of Science in Petroleum Engineering from Mississippi State University. Mr. Reynolds is registered as a Professional Engineer and a member of the Society of Petroleum Engineers. He has served on the boards of directors for several non-profit organizations in Houston and Oklahoma City.

Employment Agreement

In connection with Mr. Reynolds’ hiring, effective February 1, 2011, the Company and Mr. Reynolds entered into an employment agreement. The employment agreement has an initial term of three years, with an automatic two-year renewal and automatic annual renewals thereafter. Pursuant to the terms of the employment agreement, Mr. Reynolds will receive an initial base salary of $375,000 annually and shall be eligible to participate in the Company’s annual bonus plan. Mr. Reynolds’ target bonus shall be equal to 80% of his base salary, with the actual annual bonus being determined by the Compensation Committee, in consultation with the Chief Executive Officer. Mr. Reynolds will receive a restricted stock award of 6,041 shares of restricted stock under the Company’s 2010 Equity Incentive Plan, consisting of 1,061 shares of service-vested restricted stock and 4,980 shares of market-vested restricted stock. Mr. Reynolds will also participate in the Company’s welfare benefit plans and fringe benefit, vacation and expense reimbursement policies.

If Mr. Reynolds is terminated without “cause” (as defined in the employment agreement) or terminates his employment for “good reason” (as defined in the employment agreement) at any time that is not within two years of a “change in control” (as defined in the employment agreement), then the Company will be obligated to pay Mr. Reynolds an amount equal to the 2.0 times the sum of (x) Mr. Reynolds’ base salary in effect on the date of termination plus (y) the annual bonus granted to Mr. Reynolds for the fiscal year immediately on or preceding the date of termination, payable in the form of a salary continuation for a period 24 months. If Mr. Reynolds is terminated without “cause” or terminates his employment for “good reason” within two years of a “change in control” , then the Company will be obligated to pay Mr. Reynolds an amount equal to the 2.5 times the sum of (x) Mr. Reynolds’ base salary in effect on the date of termination plus (y) the annual bonus granted to Mr. Reynolds for the fiscal year immediately on or preceding the date of termination, payable in the form of a salary continuation for a period 30 months.

Mr. Reynolds’ employment agreement contains certain restrictive covenants that generally prohibit Mr. Reynolds from (i) competing against the Company, (ii) disclosing information that is confidential to the Company and its subsidiaries and (iii) during the employment term and for 24 months (30 months if terminated within 2 years of a “change in control”) thereafter, from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers.

Terms of Service-Vested Restricted Stock Awards

Service-vested restricted stock awards vest with respect to twenty percent (20%) of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of the award date, subject to Mr. Reynolds remaining employed by us as of those dates.

Termination by Company Without Cause or by Mr. Reynolds for Good Reason. If Mr. Reynolds is terminated by the Company without cause or by Mr. Reynolds for good reason, then the vesting of the shares scheduled to vest during the period beginning on the date Mr. Reynolds’ employment was terminated (the “Separation Date”) and ending on the 12-month anniversary of the Separation Date shall accelerate as of the Separation Date. Any shares not vested on the Separation Date will be forfeited as of the Separation Date.

Accelerated Vesting Upon Certain Transactions. In the event of a transaction whereby CCMP Capital Investors II (AV-2), L.P., CCMP Energy I LTD. and CCMP Capital Investors (Cayman) II, L.P. (collectively, “CCMP”) receives cash in exchange for the sale, transfer or other disposition of its common stock pursuant to (i) a sale of the Company or (ii) an offering of its common stock to the public pursuant to a registration statement filed under the Securities Act of 1933, or any sale of its common stock thereafter (a “Transaction”), the shares held by Mr. Reynolds if he remains employed by the Company as of the date of such Transaction shall vest with respect to the fraction obtained by dividing (x) the number of shares of common stock sold pursuant to the Transaction, by (y) the 504,276 shares of class E common stock issued to CCMP on April 12, 2010 (the “Vesting Fraction”). All other shares will remain subject to the normal vesting schedule.

Market-Vested Restricted Stock Awards

Mr. Reynolds’ market-vested restricted stock awards vest in the event of a Transaction (i) whereby CCMP’s “net proceeds” from a Transaction yields certain target returns on investment, and (ii) Mr. Reynolds remains employed by the Company as of the date of such Transaction. “Net proceeds” means the actual cash proceeds received by CCMP in a Transaction, but excludes the aggregate amount of out-of-pocket expenses incurred by CCMP in connection with such Transaction.

The table below sets forth the return on investment targets that trigger vesting of the market-vested restricted stock grants and the formula for calculating the number of shares of market-vested restricted stock that vest upon CCMP’s receipt of net proceeds in a Transaction that meet one or more of the return on investment targets.

Return on Investment Target	Shares Vested

200% per share	20% of shares multiplied by the Vesting Fraction
250% per share	20% of shares multiplied by the Vesting Fraction
300% per share	20% of shares multiplied by the Vesting Fraction
350% per share	20% of shares multiplied by the Vesting Fraction
400% per share	20% of shares multiplied by the Vesting Fraction

Any shares of market-vested restricted stock not vested on the Separation Date will be forfeited as of the Separation Date.

The Company’s Purchase Option

All service-vested and market-vested restricted stock awards, including Mr. Reynolds’, are subject to the Company’s right to purchase the shares that have vested under the terms of such awards, which purchase option lapses on the seventh anniversary of the grant date. If Mr. Reynolds ceases his employment with the Company for any reason, the Company shall have the right to purchase the shares of restricted stock awarded to Mr. Reynolds that have vested. If Mr. Reynolds’ employment is terminated by the Company without cause, by Mr. Reynolds for good reason, as a result of Mr. Reynolds’s death or by Mr. Reynolds without good reason, the purchase price for such shares shall be equal to the fair market value of such shares on the Separation Date. If Mr. Reynolds’s employment is terminated by us for cause, the purchase price for such shares shall be $0.01 per share. In the event of Mr. Reynolds’s material breach of the terms of any agreement with the Company that is in effect on or after Mr. Reynolds’ Separation Date, the purchase price for such shares shall be $0.01 per share.

Item 7.01.	Regulation FD Disclosure.

On February 1, 2011, Chaparral Energy, Inc. (“Chaparral”) issued a press release announcing year-end 2010 reserves, reaffirming 2010 production and EBITDA guidance and issuing 2011 guidance. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2011	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans

	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 1, 2011